NATION ENERGY INC.

Suite F - 1500 West 16th Avenue

Vancouver BC V6H 4B9 Canada

April 29, 2015

TO:

Paltar Petroleum Limited

1555 Blake Street   Suite 1002

Denver, Co.  80202

Attention:

Mr. Marc Bruner

Dear Sirs:

RE:

Amended and Restated Letter Agreement Dated November 27, 2014

This letter, once executed by the parties, shall amend that certain Amended and Restated Letter Agreement dated November 27, 2014 (the “Agreement”) between Nation Energy Inc. as purchaser (the “Purchaser”), and Paltar Petroleum Limited (the "Vendor") regarding the transfer and sale by the Vendor of certain Australian oil and gas permit and application assets.  Marc Bruner (“Bruner”), John Hislop (“Hislop”) and Wotan Group Limited (“Wotan”), all of whom are additional parties to the Agreement and certain ancillary agreements, join in and agree to the terms of this amendment.

1.

Paragraphs 8 and 15 of the Agreement are hereby amended to delete the reference to the date of April 15, 2015, and to insert instead the date of July 15, 2015.

1.

Upon execution of this amendment, the maturity date of the two promissory notes referred to in Paragraph 4 of the Agreement (being a promissory note in the amount of $172,040 and a promissory note in the amount of $127,960, both dated October 11, 2013) will be and is hereby extended from May 31, 2015 to July 31, 2015.

1.

Upon execution of this amendment, the maturity date of the promissory note referred to in Sections 6 and 7 of the Agreement will be and is hereby extended from May 31, 2015 to July 31, 2015.

Except as expressly set forth above, all terms and conditions of the Agreement remain in full force and effect.  The parties agree that the additional time allowed by this amendment to accomplish the transaction documentation is ample consideration for such amendment.

If the foregoing correctly sets out the terms of our amendment, please execute this letter in the space provided.  This Amendment may be executed in counterpart and such counterparts together shall constitute a single instrument.  Delivery of an executed counterpart of this Agreement by electronic means, including by facsimile transmission or by electronic delivery in portable document format (“.pdf”), shall be equally effective as delivery of a manually executed counterpart hereof.

NATION ENERGY INC.

PALTAR PETROLEUM LIMITED

Per:  “John R. Hislop”

Per:  “Marc A. Bruner”

        Authorized Signatory

        Authorized Signatory

AGREED TO AND ACCEPTED THIS

29th DAY OF APRIL, 2015.

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“Coppel Marion”

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Witness Signature

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Coppel Marion

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“Marc A. Bruner”

Name

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MARC A. BRUNER

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18/21 Northumberland Ave, London

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Address

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)

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“Barbara Stewart”

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Witness Signature

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Barbara Stewart

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“John R. Hislop”

Name

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JOHN HISLOP

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5470 Braelawn Drive, Burnaby, BC

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Address

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“Coppel Marion”

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Witness Signature

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WOTAN GROUP LIMITED

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Coppel Marion

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“Marc A. Bruner”

Name

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Marc A. Bruner, Chief Executive Officer

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18/21 Northumberland Ave, London

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Address

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2